Exhibit 99.3

Termination Agreement

This Termination Agreement (“Termination Agreement”) is made and entered into dated February 27, 2024, by and among each undersigned. Reference is hereby made to the Statement of Beneficial Ownership on Schedule 13D filed with the Securities and Exchange Commission by the Parties (as amended to date, the “Schedule 13D”).

WHEREAS, certain parties hereto entered into that certain Consortium Agreement, dated September 9, 2022, as amended and restated on July 17, 2023 (the “Consortium Agreement”) pursuant to which, among other things, the parties thereto agreed to form a consortium to pursue an acquisition transaction with respect to 111, Inc. (the “Company”), an exempted company incorporated under the laws of the Cayman Islands; and

WHEREAS, the parties hereto now mutually desire to terminate the Joint Filing Agreement and their participation as members of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”).

NOW, THEREFORE, each undersigned hereby agrees as follows:

1. Termination of Joint Filing Agreement. The Joint Filing Agreement, dated July 17, 2023, by and among the partis hereto is hereby terminated and each of the parties hereto expressly acknowledges and confirms that, as of the date hereof, the Joint Filing Agreement has been terminated and ceases to be of further effect.

2. Termination of Group. Each of the parties hereto hereby acknowledges and confirms that their participation as a member of a “group” within the meaning of Section 13(d)(3) of the Act as previously disclosed in the Schedule 13D be and is hereby terminated.

3. Further Amendments to Schedule 13D. From and after the date hereof, no Party shall have any obligation to file any amendment to the Schedule 13D that may be required, in accordance with the rules and regulations promulgated under the Act, with respect to the shares and ADS of the Company, except on such Party’s own behalf or pursuant to such other agreements as such Party may enter.

4. Release and Discharge. Each of the Parties hereby mutually and unconditionally releases and discharges the other Parties, as applicable from all obligations under the Joint Filing Agreement to which each is a party.

5. Counterparts. This Termination Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Termination Agreement as of the date first above written.

Date: February 27, 2024

Gang Yu

/s/ Gang Yu

Xiaomei Michelle Song

/s/ Xiaomei Michelle Song

Infinity Cosmo Limited

By:	/s/ PANG Mun Wai
Name: Redpa Limited (represented by PANG Mun Wai)
Title: Director
Authorized signatory for and on behalf of
Infinity Cosmo Limited

Junling Liu

/s/ Junling Liu

Sunny Bay Global Limited

By:	/s/ Junling Liu
Name: Junling Liu
Title: Director

[Signature Page to Termination Agreement]

6 Dimensions Capital, L.P.

By:	/s/ Christina Chung
By: 6 Dimensions Capital GP, LLC, its General Partner
Name: Christina Chung
Title: Chief Financial Officer

6 Dimensions Affiliates Fund, L.P.

By:	/s/ Christina Chung
By: 6 Dimensions Capital GP, LLC, its General Partner
Name: Christina Chung
Title: Chief Financial Officer

6 Dimensions Capital GP, LLC

By:	/s/ Christina Chung
Name: Christina Chung
Title: Chief Financial Officer

Lianyong Chen

/s/ Lianyong Chen

ClearVue YW Holdings, Ltd.

By:	/s/ William Chen
Name: William Chen
Title: Director

[Signature Page to Termination Agreement]

ClearVue Partners, L.P.

By:	/s/ Harry Chi Hui
By: ClearVue Partners GP, L.P.
By: ClearVue Partners Ltd.
Name: Harry Chi Hui
Title: Director

ClearVue Partners GP, L.P.

By:	/s/ Harry Chi Hui
By: ClearVue Partners Ltd.
Name: Harry Chi Hui
Title: Director

ClearVue Partners Ltd.

By:	/s/ Harry Chi Hui
Name: Harry Chi Hui
Title: Director

Harry Chi Hui

/s/ Harry Chi Hui

Zall Capital Limited

By:	/s/ Zhi Yan
Name: Zhi Yan
Title: Director

Zhi Yan

/s/ Zhi Yan

[Signature Page to Termination Agreement]

Tongyi Investment Holdings Limited

By:	/s/ Jianmin Huo
Name: Jianmin Huo
Title: Director

Monarch Investment Holdings Limited

By:	/s/ Jianmin Huo
Name: Jianmin Huo
Title: Director

Harvest Management Holdings Limited

By:	/s/ Jianmin Huo
Name: Jianmin Huo
Title: Director

Zhenxiang Huo

/s/ Zhenxiang Huo

First Pharmacia International

By:	/s/ Zhi Yang
Name: Zhi Yang
Title: Director

[Signature Page to Termination Agreement]

BVCF Realization Fund, L.P.

By:	/s/ Zhi Yang
By: BVCF Realization Fund GP, Ltd. as its general partner
Name: Zhi Yang
Title: Director

BVCF Realization Fund GP, Ltd.

By:	/s/ Zhi Yang
Name: Zhi Yang
Title: Director

Zhi Yang

/s/ Zhi Yang

J.P. Morgan Trust Company of Delaware
as trustee of
Hodge Mountain 2020 Irrevocable Trust

By:	/s/ Tamika R. Gayle
Name: Tamika R. Gayle
Title: Vice President

Allied China Investment Limited

By:	/s/ Song Yan
Name: Song Yan
Title: Director

Beijing Xinzhongli Meixin Equity Investment Center (Limited Partnership)
By its general partner
Beijing Xinzhongli Equity Investment Management Co., Ltd.

By:	/s/ Song Yan
Name: Song Yan
Title: Managing Director

[Signature Page to Termination Agreement]

Beijing Xinzhongli Equity Investment Management Co., Ltd.

By:	/s/ Song Yan
Name: Song Yan
Title: Managing Director

[Signature Page to Termination Agreement]